ANDERSON BRADSHAW
PLLC
CERTIFIED PUBLIC ACCOUNTANTS

Russell E. Anderson, CPA
Russ Bradshaw, CPA
William R. Denney, CPA
Sandra Chen, CPA

February 28, 2014

Securities and Exchange Commission
100 F Street, NE
Washington, D.C. 20549

Ladies and Gentlemen:

The firm of Anderson Bradshaw PLLC, was previously principal accountant for Ensurge, Inc., (the "Company"), and reported on the financial statements of the Company for the years ended December 31, 2012 and 2011. We have read the Company's statements included under Item 4.01 of its Form 8-K dated February 28, 2014, and agree with such statements as they pertain to our firm.

Very truly yours,

/s/Anderson Bradshaw PLLC
Salt Lake City, Utah